EXHIBIT 99.1

ChinaNet Online Holdings Reports Fiscal Year 2014 Financial Results

Management to Host Earnings Conference Call on Friday, April 17th at 8:30 am ET

BEIJING, April 16, 2015 (GLOBE NEWSWIRE) -- ChinaNet Online Holdings, Inc. (Nasdaq:CNET) ("ChinaNet" or the "Company"), a leading B2B (business to business) Internet technology company providing online-to-offline (O2O) sales channel expansion services for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking services for entrepreneurs in the People's Republic of China, announced today financial results for the fiscal year 2014.

Summary Financials

Fiscal Year 2014 Results (USD)

	FY 2014	FY 2013	CHANGE
Sales	$38.9 million	$30.3 million	+28.4%
Gross Profit	$6.6 million	$13.7 million	-51.8%
Gross Margin	17.0%	45.3%	-62.5%
Net Loss Attributable to ChinaNet	($13.7) million	($0.2) million	--
EPS (Diluted)	($0.61)	($0.01)	--
Non-GAAP Adjusted Net Loss Attributable to ChinaNet (1)	(3.4) million	--	--
Non-GAAP Adjusted EPS (Diluted) (1)	($0.15)	--	--

(1) Non-GAAP Adjusted Net Loss Attributable to ChinaNet and EPS excluded (1) Share-based compensation expenses related to restricted shares of common stock and common stock purchase options issued to employees, management and directors in December 2014 of $4.7 million; (2) goodwill impairment and impairment of intangible assets of $5.6 million incurred in the fourth fiscal quarter of 2014.

Revenue for the fiscal year ended December 31, 2014 was $38.9 million compared to $30.3 million for the fiscal year ended December 31, 2013, primarily due to an increase in search engine marketing service revenue. Internet advertising and related services, TV advertising, and brand management and sales channel building revenues were $31.3 million, $6.4 million, and $0.9 million in fiscal year 2014, respectively.

Fiscal Year 2014 Revenue Breakdown by Business Unit (USD in thousands)

	FY 2014%		FY 2013%		% Change
Internet Advertisement and Related Services	$31,261	80%	$20,672	68%	+51%
TV Advertisement	$6,429	17%	$6,801	23%	-5%
Bank Kiosk	$276	1%	$251	1%	--
Brand Mgmt. & Sales Channel Building	$931	2%	$2,569	8.5%	-64%

Gross profit and gross margin for the fiscal year ended December 31, 2014 were $6.6 million and 17% compared to $13.7 million and 45.3%, respectively, for the fiscal year ended December 31, 2013. The primary reason for the year-over-year decrease in the gross margin were lower margin for the new search engine marketing services and the increased costs of internet resources purchased from key search engines and technical services providers related to lead generation, and direct labor and other costs for brand management and sales channel building services to clients.

Operating expenses excluding gain/losses related to disposal of intangible assets and VIEs increased by 76% to $21.5 million for the fiscal year ended December 31, 2014. Excluding the Share-based compensation expenses related to restricted shares of common stock and common stock purchase options issued to employees, management and directors included in operating expenses, general and administrative expenses decreased by 58% from $7.7 million to $3.2 million, as a result of decrease in allowance for doubtful accounts and overall cost reduction plan executed by management during the year,sales and marketing expenses increased to $6.0 million from $2.6 million, which was primarily due to the increase in brand building expenses for promoting websites and services to enhance brand awareness. Goodwill impairment and impairment of intangible assets was $5.6 million for the year ended December 31, 2014, with no comparable losses incurred for the year ended December 31, 2013. ChinaNet loss from operations was $14.6 million in 2014, compared to $0.6 million income from operations in 2013.

Net loss attributable to ChinaNet common stockholders and net loss per share were $13.7 million and $0.61, respectively, for the fiscal year ended December 31, 2014. The weighted average diluted shares outstanding was 22.4 million shares in 2014 versus 22.3 million in 2013. Excluding the share-based compensation expenses and assets impairment losses as discussed above, the Non-GAAP adjusted net loss attributable to ChinaNet common stockholders and net loss per share were 3.4 million and 0.15, respectively.

Balance Sheet and Cash Flow

The Company had $5.0 million in cash and cash equivalents as of December 31, 2014, compared to $3.4 million as of December 31, 2013, working capital of $17.3 million, compared to $24.0 million as of December 31, 2013, and a current ratio of 2.7 to 1, compared 3.3 to 1 as of December 31, 2013. Total shareholders' equity of ChinaNet was $36.2 million at December 31, 2014 compared to $45.1 million at December 31, 2013.

The Company generated approximately $2.0 million of cash flows from operations for the year ended December 31, 2014 compared to a $2.8 million of cash inflows for the year ended December 31, 2013.

Guidance for 2015

Management anticipates releasing the revenues and net income guidance for fiscal year 2015 in June 2015.

Business Updates

In November 2014 ChinaNet gave a major update to its 28.com website with upgrades in site navigation and streamlining of its comprehensive category listings. The site received upgrades to its aesthetics and style, with dynamic features to attract customers including new photography. Additionally, larger image dimensions on the site gave customers more visual area to their exhibit space.

ChinaNet launched a new value-added service for SMEs, Wisdom Eye, a two-way online to offline (O2O) Customer Relationship Management (CRM) system individually customized for the SME industry in December 2014. SMEs using Wisdom Eye can now seamlessly and efficiently manage their marketing, advertising and sales resources, track their cost per lead (CPL) and cost per sales (CPS), improve digital advertising effectiveness and monitor sales efficiency. In addition, Wisdom Eye can automatically generate extensive reports and conduct intelligent data analysis, providing a strong basis for business decisions to support their sales growth. Wisdom Eye includes modern authentication, access controls and encryption to create a completely secure platform.

The Company received a "Diamond Partner" Award in December 2014 from Baidu, China's leading internet search provider, in honor of the significant level of partnership and long-standing collaboration between the two companies.

The following month in January 2015 ChinaNet launched "Business Direct 3.0" in cooperation with Baidu Direct Reach of Baidu. Business Direct 3.0 is a technically marked-up service based on the Baidu Direct Reach mobile platform for traditional service enterprises, which is centered on mobile search, accounts, maps, personalized recommendations and other ways for customers to direct Reach Marketing services. The introduction of Business Direct 3.0 provides an opportunity for the traditional service industry to transit to the mobile Internet, helping companies and their sublets attain new users, and providing users with a better service experience. The service also provides mobile enterprise solutions, allowing users direct access to businesses in the mobile terminal service, making online users into offline customers. ChinaNet expects this underdeveloped market will reach a potential market size of USD $12 billion or more. Additionally, very few competitors are engaged in this market, and the Company believes none have the penetration that ChinaNet holds in SME sectors. Business Direct 3.0 will complete a full information cycle from B2b2c, making businesses marketing more direct, effective and easier.

In March 2015, ChinaNet and Baidu further cemented their relationship and demonstrated the quick success of Business Direct 3.0 by signing a service partner agreement to cross-sell branded services and products in conjunction with Business Direct 3.0 and Baidu's Baidu Direct Reach. The service partner agreement, with power of attorney authorized by Baidu, allows ChinaNet to resell any related Baidu Direct Reach service with the Baidu name and conversely allows Baidu to leverage the ChinaNet brand and Business Direct 3.0 name, products and services. ChinaNet will now be positioned within Baidu's service provider ecosystem of internet and mobile products.

In the first quarter of 2015, ChinaNet made a cash investment for an approximately 10% ownership stake in O'Yummy Investment Management (Beijing) Co., Ltd., a food brand management company and exclusive partner of South Korea ice cream restaurant chain "Snow Hill". In connection with its investment, ChinaNet will cooperate with the company to expand the Snow Hill chain in China.

ChinaNet also made a strategic alliance with Gridsum Technology Co., Ltd. to develop an all-around O2O internet and mobile search engine marketing and search engine optimization solution for SMEs in China. The exclusive strategic alliance represents the collaboration between ChinaNet and Gridsum in 5 areas for serving SMEs. These include (1) the mutual development of search engine optimizing and analytical tools and products for SMEs; (2) establishing an internet and mobile development O2O solution; (3) provision of service and the architecture of a new value added service through Baidu Branding Zone and Baidu Forum; (4) a 360 search engine marketing service and extended value added service, and (5) potential joint funding of an internet and mobile marketing and advertising technology research centre for SMEs in China.

In April 2015, ChinaNet subsidiary, Quanzhou Zhilang Company partnered with a real estate developer to initiate an O2O business zone near Huaqiao University in Quanzhou, Fujian Province, China to help establish and grow new commercial occupants by using "Business Direct 3.0" solutions in connection with brand management and developing solution, iMAP.

Conference Call

ChinaNet will host a conference call at 8:30 am ET on Friday, April 17th to discuss its fourth quarter and full year 2014 results. Please use the following information:

Date:	Friday, April 17, 2015
Time:	8:30 am Eastern Time
Conference Line (U.S.):	1-888-576-4398
International Dial-In:	1-719-325-2454
Conference ID:	2232899
Webcast:	http://public.viavid.com/index.php?id=113825

Please dial in at least 10-minutes before the call to ensure timely participation.

A playback of the call will be available until 8:30 am ET on April 24, 2015. To listen, call 1-877-870-5176 within the United States or 1-858-384-5517 when calling internationally. Please use the replay pin number 2232899.

About ChinaNet Online Holdings, Inc.

The Company, a parent company of ChinaNet Online Media Group Ltd., incorporated in the BVI ("ChinaNet"), is a leading digital B2B (business to business) Internet technology company focusing on providing O2O sales channel expansion service for small and medium-sized enterprises (SMEs) and entrepreneurial management and networking service for entrepreneurs in China. The Company, through certain contractual arrangements with operating companies in the PRC, provides Internet advertising and other services for Chinese SMEs via its portal websites, 28.com, Liansuo.com and sooe.cn, TV commercials and program production via China-Net TV, and in-house LCD advertising on banking kiosks targeting Chinese banking patrons. Website: http://www.chinanet-online.com.

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for number of shares and per share data)

	As of December 31,
	2014	2013
	(US $)	(US $)
Assets
Current assets:
Cash and cash equivalents	$ 5,037	$ 3,442
Term deposit	3,465	3,467
Accounts receivable, net	2,407	7,673
Other receivables, net	8,392	4,299
Prepayment and deposit to suppliers	8,092	14,692
Due from related parties	51	502
Other current assets	61	27
Deferred tax assets-current	176	153
Total current assets	27,681	34,255

Long-term investments	909	845
Property and equipment, net	943	1,057
Intangible assets, net	9,238	6,015
Deposit and prepayment for purchasing of software technology	850	2,453
Goodwill	6,772	11,450
Deferred tax assets-non current	1,037	759
Total Assets	$ 47,430	$ 56,834
Liabilities and Equity
Current liabilities:
Short-term bank loan *	$ 817	$ 818
Accounts payable *	782	421
Advances from customers *	832	995
Accrued payroll and other accruals *	585	676
Due to noncontrolling interest of VIE *	638	--
Payable for purchasing of software technology *	2,826	--
Taxes payable *	3,332	7,029
Other payables *	602	288
Total current liabilities	10,414	10,227
Long-term liabilities:
Deferred tax liability-non current *	964	1,439
Long-term borrowing from director	143	143
Total Liabilities	11,521	11,809
Commitments and contingencies
Equity:
ChinaNet Online Holdings, Inc.'s stockholders' equity
Common stock (US$0.001 par value; authorized 50,000,000 shares; issued and outstanding 29,030,130 shares and 22,376,540 shares at December 31, 2014 and 2013, respectively)	29	22
Additional paid-in capital	24,703	19,870
Statutory reserves	2,607	2,602
Retained earnings	5,222	18,965
Accumulated other comprehensive income	3,625	3,689
Total ChinaNet Online Holdings, Inc.'s stockholders' equity	36,186	45,148

Noncontrolling interests	(277)	(123)
Total equity	35,909	45,025

Total Liabilities and Equity	$ 47,430	$ 56,834

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)/INCOME
(In thousands, except for number of shares and per share data)

	Year Ended December 31,
	2014	2013
	(US $)	(US $)

Sales
From unrelated parties	$ 38,544	$ 29,932
From related parties	353	361
	38,897	30,293
Cost of sales	32,275	16,563
Gross margin	6,622	13,730
Operating expenses
Sales and marketing expenses	7,017	2,574
General and administrative expenses	6,207	7,691
Research and development expenses	2,659	1,995
Loss on disposal of intangible asset	--	315
(Gain)/loss on disposal of VIEs	(266)	543
Goodwill impairment and impairment of intangible assets	5,639	--
	21,256	13,118

(Loss)/income from operations	(14,634)	612
Other income (expenses)
Interest income	122	125
Interest expense	(52)	(26)
Other (expenses)/income	(28)	5
	42	104
(Loss)/income before income tax expense, equity method investments and noncontrolling interests	(14,592)	716
Income tax benefit/(expense)	653	(816)
Loss before equity method investments and noncontrolling interests	(13,939)	(100)
Share of income/(losses) in equity investment affiliates	47	(183)
Net loss	(13,892)	(283)
Net loss attributable to noncontrolling interests	154	49
Net loss attributable to ChinaNet Online Holdings, Inc.	$ (13,738)	$ (234)

Net loss	$ (13,892)	$ (283)
Foreign currency translation (loss)/gain	(64)	1,306
Comprehensive (Loss)/income	$ (13,956)	$ 1,023
Comprehensive loss attributable to noncontrolling interests	154	39
Comprehensive (loss)/income attributable to ChinaNet Online Holdings, Inc.	$ (13,802)	$ 1,062

Loss per share
Loss per common share
Basic and diluted	$ (0.61)	$ (0.01)

Weighted average number of common shares outstanding:
Basic and diluted	22,414,523	22,284,485

CHINANET ONLINE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2014	2013
	(US $)	(US $)

Cash flows from operating activities
Net loss	$ (13,892)	$ (283)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	1,437	1,617
Share-based compensation expenses	4,840	125
(Reverse of)/provision for allowances for doubtful accounts	(861)	2,702
Share of (income)/losses in equity investment affiliates	(47)	183
Goodwill impairment and impairment of intangible assets	5,639	--
Loss on disposal of property and equipment	--	3
(Gain)/loss on disposal of VIEs	(266)	543
Loss on disposal of intangible asset	--	315
Deferred taxes	(850)	(486)
Changes in operating assets and liabilities
Accounts receivable	5,226	(3,676)
Other receivables	1,370	98
Prepayment and deposit to suppliers	(1,499)	380
Due from related parties	449	(282)
Other current assets	(42)	106
Accounts payable	390	301
Advances from customers	(118)	(104)
Accrued payroll and other accruals	(60)	(242)
Other payables	318	(69)
Taxes payable	(76)	1,525
Net cash provided by operating activities	1,958	2,756
Cash flows from investing activities
Purchases of vehicles and office equipment	(280)	(79)
Deposit and prepayment for purchasing of software technology	(847)	(2,420)
Short-term loan to unrelated entities	--	(790)
Repayment of short-term loan from unrelated entities	790	--
Long-term investment in cost/equity method investees	(18)	(40)
Collection of receivable on disposal of VIEs	1,604	--
Payment for acquisition of VIEs	--	(2,258)
Cash effect on deconsolidation of VIEs	(358)	(146)
Net cash provided by/(used in) investing activities	891	(5,733)
Cash flows from financing activities
Proceeds from short-term bank loan	814	807
Repayment of short-term bank loan	(814)	--
Short-term loan from noncontrolling interest of VIE	717	--
Repayment of short-term loan to noncontrolling interest of VIE	(81)	--
Repayment to former VIE	(1,893)	--
Net cash (used in)/provided by financing activities	(1,257)	807

Effect of exchange rate fluctuation on cash and cash equivalents	3	129

Net increase/(decrease) in cash and cash equivalents	1,595	(2,041)

Cash and cash equivalents at beginning of the year	3,442	5,483
Cash and cash equivalents at end of the year	$ 5,037	$ 3,442
CONTACT: MZ North America
         Ted Haberfield, President
         Direct: +1-760-755-2716
         Email: thaberfield@mzgroup.us
         Web: www.mzgroup.us